                          ARKANSAS BEST CORPORATION

              Proxy Solicited by the Board of Directors for the
                Annual Meeting of Shareholders -- May 9, 1995


Donald L. Neal and Richard F. Cooper, jointly and severally, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Arkansas Best Corporation to be held at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, at 9:00 A.M. CDT on Tuesday, May 9, 1995, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR each of the other proposals specified herein.

              ** CONTINUED AND TO BE SIGNED ON REVERSE SIDE **

                            ARKANSAS BEST CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. []

                                                               FOR all
                                                              nominees,
                                                             except vote
                                                   WITHHELD withjeld from
                                         FOR all   from all the following
                                         nominees  nominees  nominee(s):
1.  Nominees:  Frank Edelstein   .
               and Robert A. Young III      []        []       []


                                            FOR    AGAINST   ABSTAIN
2.  Amendment to Arkansas Best
    Corporation 1992 Stock Option Plan      []        []       []


                                            FOR    AGAINST   ABSTAIN
3.  To ratify the appointment of Ernst &
    Young LLP as the Company's independent
    certified public accountants.           []        []       []

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHERE APPLICABLE, INDICATE OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.

                                    Date: ___________________________

___________________________________
SIGNATURE

___________________________________
SIGNATURE

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.